                                                                                                                            Exhibit F

August 28, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:     Conectiv (File No. 70-9069)

Ladies and Gentlemen:

As General Counsel for Conectiv, a Delaware corporation ("Conectiv"), I have acted as counsel to Conectiv and certain of Conectiv's subsidiaries described below (collectively,
"Applicants") with respect to the matters described in the Application-Declaration on Form
U-1 (File No. 70-9069) (the "Application"), as amended by pre-effective amendment nos. 1 through 4 and post-effective amendment nos. 1 through 7, of the Applicants filed with the
Securities and Exchange Commission (the "Commission") under the Public Utility Holding
Company Act of 1935 (the "Act"). The Application was filed jointly by Conectiv and, in one or more of the original Application-Declaration and amendments thereto, its direct and indirect subsidiaries Delmarva Power & Light Company ("DPL"), Atlantic City Electric
Company ("ACE"), Delmarva Capital Investments, Inc. (whose name was subsequently changed to Conectiv Properties and Investments, Inc.), Conectiv Services, Inc., Conectiv
Communications, Inc., Conectiv Solutions LLC, Atlantic Generation, Inc., Atlantic Southern
Properties, Inc., ATE Investment, Inc., Binghamton General, Inc., Binghamton Limited,
Inc., Pedrick Gen., Inc., Vineland Ltd., Inc., Vineland General, Inc., Thermal Energy LP I,
ATS Operating Services, Inc., Atlantic Jersey Thermal Systems, Inc., Conectiv Energy
Supply, Inc., Conectiv Operating Services Company and Conectiv Thermal Systems, Inc.,
and the following subsidiaries, which existed at the time of the filing of the applicable amendment, but which no longer exist: Delmarva Services Company, Christiana Capital
Management, Inc., Power Consulting Group, Inc., Altemp Energy Systems, Inc., Petron Oil
Corporation , Atlantic Energy Enterprises, Inc., Atlantic Energy International, Inc.,
CoastalComm, Inc., Atlantic Energy Technology, Inc., Pedrick Ltd., Inc., and The Earth
Exchange, Inc.

The Application sought authorizations related to certain merger transactions, restructuring of subsidiaries to consolidate and simplify the system corporate structure, certain energy-related business activities outside of the United States, and certain other transactions (collectively, the "Transactions"). The Commission issued orders related to the Application dated
February 25, 1998, December 16, 1998, August 10, 1999 and November 8, 2001 (the
"Orders"). The Applicants have completed various Transactions pursuant to the Application and the Orders and now wish to close out File No. 70-9069.

Securities and Exchange Commission
August 28, 2002

I am a member of the bar of the State of Delaware, the state in which many of the Applicants
(including DPL) are incorporated or qualified to do business. I am also a member of the bar of the Commonwealth of Virginia, a state in which DPL is also incorporated. I am not a member of the bar of the State of New Jersey (in which ACE and certain other of the subsidiaries are incorporated). I do not hold myself out as an expert in the laws of any state other than Delaware or Virginia, although I have consulted and will consult with counsel to
Conectiv who are experts in such laws. For purposes of this opinion, to the extent I deemed necessary, I have relied on advice from counsel employed or retained by Conectiv who are a members of the bar of the State of New Jersey.

In connection with this opinion, I or attorneys in whom I have confidence have examined originals or copies, certified or otherwise identified to my satisfaction, of such records of
Conectiv and such other documents, certificates and corporate or other records as I have deemed necessary or appropriate as a basis for the opinions set forth herein. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. As to various questions of fact material to such opinions, I have relied, when relevant facts were not independently established, upon statements contained in the Application, as amended.

Based on the foregoing, and subject to the conditions set forth herein, I am of the opinion that:

     1.   All state laws applicable to the Transactions have been complied with; and

     2.   Each of the Applicants involved in a particular Transaction was, at the time of the applicable Transaction, duly formed or incorporated under the laws of the jurisdiction in which it is domiciled; and

     3.   The consummation of the Transactions did not violate the legal rights of the holders of any securities issued by any Applicant or any associate company thereof; and

     4.   The Transactions have been carried out in accordance with the Application, as amended, and the Orders.

I hereby consent to the filing of this opinion together with the Certificate of Conectiv filed pursuant to Rule 24.

Very truly yours,

/s/ Peter F. Clark

Peter F. Clark